UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

ConforMIS, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Conditional Resignation and Nomination of Director

On February 3, 2016, the Board of Directors (the “Board”) of ConforMIS, Inc. (the “Company”), upon the recommendation of the nominating and corporate governance committee, nominated Kenneth Fallon III to stand for election as a Class I Director at the Company’s 2016 Annual Meeting of Stockholders, to hold office for three years until the Company’s 2019 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal.  The nomination was in conjunction with the Board’s decision, upon the recommendation of the nominating and corporate governance committee, not to nominate two Class I Directors of the Company following the expiration of their terms at the 2016 Annual Meeting of Stockholders and is intended to achieve a more equal balance of membership among the Company’s classes of directors in accordance with the Company’s Amended and Restated By-Laws.  In connection with the Board’s decision to nominate him as a Class I Director, on February 3, 2016, Mr. Fallon notified the Board of his intention to resign as a Class III Director at the Company’s 2016 Annual Meeting of Stockholders, contingent upon his election as a Class I Director at such meeting. Mr. Fallon’s decision to resign as a Class III Director is solely to facilitate his election as a Class I Director at the 2016 Annual Meeting of Stockholders and is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  For all purposes, Mr. Fallon’s service on the Board, including his service as chair of the Company’s nominating and corporate governance committee, will continue uninterrupted.

Compensatory Arrangements of Certain Officers

As part of the Company’s annual compensation-setting process, on February 3, 2016, the Company’s compensation committee (the “Committee”) recommended, and the Board approved its 2016 Employee Bonus and Stock Incentive Plan (the “2016 Bonus Plan”).  Each of the Company’s executive officers, including Philipp Lang, M.D. (Chief Executive Officer), Paul Weiner (Chief Financial Officer) and Daniel Steines, M.D., M.S. (Chief Technology Officer) are eligible to receive an annual cash bonus and an equity grant award pursuant to the 2016 Bonus Plan.  The target annual cash bonus is based on the achievement of individual and corporate performance objectives, including achieving revenue and gross margin performance targets determined by the Committee. The target cash bonus for 2016 will be a percentage of annual base salary for each of Dr. Lang, Mr. Weiner and Dr. Steines and will be determined by the Committee in its sole discretion, subject to approval by the Board in the case of Dr. Lang.

In addition, each of the executive officers is eligible to receive an annual equity grant pursuant to the 2016 Bonus Plan.  The target annual equity grant for 2016 for each of Dr. Lang, Mr. Weiner and Dr. Steines will be determined by the Committee in its sole discretion, subject to approval by the Board in the case of Dr. Lang.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: February 9, 2015	By:	/s/ Paul Weiner
Paul Weiner
Chief Financial Officer

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